UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 7, 2012

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 7, 2012, MTS Systems Corporation (the “Company”) entered into an agreement (the “Agreement”) to purchase shares of its common stock from J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”), for an aggregate purchase price of $35 million pursuant to an accelerated share purchase program. The Company is acquiring these shares pursuant to approval by the Company’s Board of Directors, on August 21, 2012, authorizing the purchase of up to $40 million of the Company’s outstanding shares of common stock (“Common Stock”).

Under the Agreement, on September 11, 2012, JPMorgan is required to deliver to the Company 80 percent of the purchased shares, or approximately 533,000 shares at a price of $52.53, the closing price of the common stock on September 7, 2012. These shares will be retired immediately and will be authorized but unissued shares, as required under Minnesota law.  The final number of shares to be delivered to the Company by JPMorgan under the Agreement at program maturity, net of the initial delivery, will be adjusted based on an agreed upon discount to the average of the daily volume weighted average price of the Common Stock during the term of the Agreement. If the number of shares to be delivered to the Company at maturity is less than the initial delivery of shares by JPMorgan, the Company would be required to remit shares or cash, at the Company’s option, to JPMorgan in an amount equivalent to such shortfall.

The Agreement is subject to terms believed to be customary for a transaction of this type, including, but not limited to, (i) the mechanism used to determine the number of shares that will be delivered, (ii) the required timing of delivery of the shares, (iii) the circumstances under which JPMorgan is permitted to make adjustments to the transaction terms, (iv) the circumstances under which the Company could be required to deliver cash or shares (at the Company’s option) to JPMorgan upon settlement of the transaction and (vi) various acknowledgements, representations and warranties made by the parties to one another.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 10.1 – Letter Agreement Regarding Accelerated Share Repurchase Program by and between MTS Systems Corporation and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch, dated September 7, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: September 10, 2012	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer

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MTS SYSTEMS CORPORATION

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement Regarding Accelerated Share Repurchase Program by and between MTS Systems Corporation and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch, dated September 7, 2012.

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